UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 E. City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) Employment Agreement – Louise C. “Weezie” Kramer

On July 18, 2017, the Company entered into a new employment agreement for Louise Kramer, pursuant to which Mrs. Kramer will continue to serve as the Company’s Chief Operating Officer (the “Agreement”). The following is a summary description of the material amendments to Mrs. Kramer’s prior Agreement with the Company and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

The Agreement extends Mrs. Kramer’s service to the Company through December 31, 2020. The compensation provisions of Mrs. Kramer’s current agreement will remain in place through the closing of the Company’s merger with CBS Radio (the “Closing”).

On the next full payroll cycle following the Closing, the Agreement provides for an annual base salary of $700,000 through the first anniversary thereof, subject to an annual increase of three percent (3%) or more as determined by the Company in its discretion. In addition, in the calendar year following the Closing, Mrs. Kramer is eligible for an annual cash performance bonus with a target of $500,000 (“Annual Incentive Bonus”) as determined in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) based on its review of the Company’s performance and Mrs. Kramer’s performance for the year.

Shortly following the Closing (or the termination of the underlying merger without closing), the Compensation Committee will grant Mrs. Kramer shares of restricted stock with a target value of $625,000 (the “Performance Vesting Shares”). The Performance Vesting Shares will vest on the third (3rd) anniversary of the grant date if certain performance targets are (or have been) met. Specifically, the performance targets for these RSUs are satisfied if, as of any date: (i) the Company’s share price that would result in a Compound Annual Growth Rate (“CAGR”) of the Total Shareholder Return (as defined in the Agreement and described below) over the three year period following the grant date (“Three Year CAGR”) equal to the targets set forth in the table below, less (ii) the value of any dividends paid on each share of the Company’s Class A common stock during the period commencing on the grant date.

Three Year CAGR Total Shareholder Return	Percentage of RSUs to Vest Upon Attainment of Performance Target
8%	33-1/3%
12%	33-1/3%
14%	33-1/3%

For purposes of the Agreement, “Total Shareholder Return” shall mean: (A) (i) the volume-weighted average closing price over any consecutive twenty (20) trading day period of a share of the Company’s Class A common stock minus (ii) the volume-weighted average closing price of the Company’s Class A common stock for the twenty (20) trading days prior to the grant date (the “Base Price”), divided by (B) the Base Price (subject to certain possible adjustments).

In addition, shortly following the Closing, the Compensation Committee will grant Mrs. Kramer shares of restricted stock pursuant to the Company’s Equity Compensation Plan with a target value of $1,875,000 (the “Time Vesting Shares”). The award will vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of such date, subject to Mrs. Kramer’s continued employment through each vesting date, with the exceptions specifically noted below contained in certain termination provisions of the Agreement.

The Performance and Time Vesting Shares shall be in lieu of any future equity grants to Mrs. Kramer during the term of the Agreement.

In the event that Mrs. Kramer’s employment is terminated by the Company without “cause” (other than due to disability), Mrs. Kramer will be entitled to receive, as severance: (a) the continued payment of her annual base salary for twelve (12) months following the date of termination; (b) a one-time bonus in an amount equal to the Annual Incentive Bonus that she was paid in the year immediately preceding the year in which the termination occurs, prorated in accordance with the number of days from January 1 to the date of such termination in the year in which such termination occurs; and (c) provide that all grants of equity made through the effective date of such termination will continue to vest through the period ending on the one (1) year anniversary of such termination, as if she had remained employed hereunder through that date (collectively, the “Severance Benefits”) (subject to her execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Agreement).

If Mrs. Kramer’s employment is terminated by the Company without cause (other than due to disability) during the period commencing on the date of execution of a binding agreement which would result in a change in control (excluding the CBS transaction or any transaction that results in the Field Family or any group thereof holding or having a beneficial interest in shares of the Company’s capital stock that represent more than fifty percent (50%) of the voting power of the Company’s outstanding capital stock), if consummated, and ending on the twelve-month anniversary of a change in control, then Mrs. Kramer will be entitled to receive the Severance Benefits (subject to her execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Agreement), except that all of Mrs. Kramer’s then-outstanding equity awards that vest solely on the basis of time will become fully vested and immediately exercisable or settled as of the date of such termination of employment (which shall be in lieu of any continued vesting described in the immediately preceding paragraph).

In the event the Agreement terminates without an extension on December 31, 2020, the Performance Vesting Shares and Time Vesting Shares will continue to vest as if Mrs. Kramer had remained employed hereunder through that date (subject to her execution of a general release of claims and continued compliance with the restrictive covenants and other covenants set forth in the Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President

Dated: July 24, 2017